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                                                                   Exhibit 99.3

                                  [Belk logo]

                                                                   News Release

CONTACT:  STEVE PERNOTTO, Belk, Inc. EVP, 704-426-1890, steve_pernotto@belk.com

             Belk, Inc. Completes Transaction With Saks Incorporated to Acquire 47 Proffitt's and McRae's Department Stores

         CHARLOTTE, N.C., July 5, 2005 - Belk, Inc. has completed its transaction with Saks Incorporated for the purchase of 47 Proffitt's and McRae's department stores located in 11 Southeastern states where Belk currently operates. (A list of the stores is on page 3 of this release.)

         The acquisition brings Belk's total 14-state store count to 275 and is expected to result in an estimated combined annual sales volume of $3.15 billion. The company paid $622 million for the stores and assumed approximately $1 million in capitalized lease obligations and the operating leases on leased store locations.

         Included in the Belk purchase are 25 McRae's stores located in Alabama
(5), Florida (4), Louisiana (2) and Mississippi (14); and 22 Proffitt's department stores located in Alabama (1), Georgia (2), Kentucky (2), North Carolina (1), South Carolina (1), Tennessee (12), Virginia (1) and West Virginia
(2). The stores employ approximately 6,500 associates.

         "We're delighted to welcome the dedicated associates of Proffitt's and McRae's stores to our company and we look forward to building on these stores' outstanding traditions of customer service excellence and community involvement," said Tim Belk, chairman and CEO of Belk, Inc. "This is an excellent strategic fit that gives us a leading market position in Tennessee and Mississippi, and a stronger presence in nine other states. Our focus now is on ensuring a smooth integration of these stores and building a strong foundation for future growth and success."

         Belk is offering continued employment to all current Proffitt's and McRae's store associates and will operate the Proffitt's/McRae's headquarters in Alcoa, Tenn. for a transition period anticipated through September 2005. Following the transition period, corporate associates


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in the Alcoa headquarters will either be offered positions with Belk or will be given appropriate severance packages.

                                     -More-

ABOUT BELK, INC.

Charlotte, N.C.-based Belk, Inc. is the largest privately owned department store company in the United States with 275 Belk, Proffitt's and McRae's stores in 14 Southeastern states. The company was founded in Monroe, N.C. in 1888 by William Henry Belk and is now led by third generation members of the Belk family.

FORWARD-LOOKING INFORMATION

Certain statements made in this news release are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the Company's future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as "may," "will," "should," "intend," "project," "expect," "anticipate," "believe," "estimate," "continue," or other similar words. Certain risks and uncertainties that may cause our actual results to differ significantly from the results we discuss in our forward-looking statements include, but are not limited to: our ability to execute our growth and expansion plans; changes in interest rates; changes in buying, charging and payment behavior among our customers; changes in the competitive environment of the department store and broader retail industry; the effectiveness of our merchandising and sales promotion strategies; seasonal fluctuations in sales and net income; our ability to contain costs and fully realize synergies from our operational consolidations; and changes in accounting standards or legal or regulatory matters.

For additional information on these and other risk factors, see the section captioned "This Report Contains Forward-Looking Statements" in our Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and our other filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable. However, you should not place undue reliance on such statements. We undertake no obligation to publicly update or revise any forward-looking statement, even if future events or new information may impact the validity of such statements.


                                      # # #


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             PROFFITT'S AND MCRAE'S STORES PURCHASED BY BELK, INC.


ALABAMA
Birmingham              Roebuck Marketplace             McRae's
Birmingham              Century Plaza Mall              McRae's
Hoover                  Riverchase Galleria             Proffitt's
Huntsville              Madison Square                  McRae's
Mobile                  Springdale Mall                 McRae's
Selma                   Selma Mall                      McRae's
FLORIDA
Mary Esther             Santa Rosa Mall                 McRae's
Ocoee                   West Oaks Mall                  McRae's
Pensacola               University Mall                 McRae's
Sanford                 Seminole Towne Center           McRae's
GEORGIA
Dalton                  Walnut Square Mall              Proffitt's
Rome                    Mt. Berry Square Mall           Proffitt's
KENTUCKY
Ashland                 Ashland Town Center             Proffitt's
Elizabethtown           Towne Mall                      Proffitt's
LOUISIANA
Baton Rouge             Mall of Louisiana               McRae's
Monroe                  Pecanland Mall                  McRae's
MISSISSIPPI
Biloxi                  Edgewater Mall                  McRae's
Columbus                McRae's University Mall         McRae's
Flowood                 Dogwood Festival                McRae's
Gautier                 Singing River Mall              McRae's
Greenville              Greenville Mall                 McRae's
Hattiesburg             Turtle Creek Mall               McRae's
                          (2 stores)
Jackson                 Metrocenter Mall                McRae's
Laurel                  Sawmill Square Mall             McRae's
Meridian                Bonita Lakes Mall               McRae's
McComb                  Edgewood Mall                   McRae's
Natchez                 Natchez Mall                    McRae's
Ridgeland               Northpark Mall                  McRae's
Tupelo                  Barnes Crossing Mall            McRae's
Vicksburg               Pemberton Square Mall           McRae's
NORTH CAROLINA
Asheville               Biltmore Square Mall            Proffitt's
SOUTH CAROLINA
Spartanburg             Westgate Mall                   Proffitt's
TENNESSEE
Athens                  Proffitt's Plaza                Proffitt's
Chattanooga             Hamilton Place                  Proffitt's
Chattanooga             Northgate Mall                  Proffitt's
Cleveland               Bradley Square Mall             Proffitt's
Greeneville             Greeneville Commons             Proffitt's
Johnson City            The Mall at Johnson City        Proffitt's
Kingsport               Fort Henry Mall                 Proffitt's
Knoxville               Knoxville Center Mall           Proffitt's
Knoxville               West Town Mall                  Proffitt's
Maryville               Foothills Mall                  Proffitt's
Morristown              College Square Mall             Proffitt's
Oak Ridge               Oak Ridge Mall                  Proffitt's
VIRGINIA
Bristol                 The Bristol Mall                Proffitt's
WEST VIRGINIA
Morgantown              Morgantown Mall                 Proffitt's
Parkersburg             Grand Central Mall              Proffitt's
                                                        (Vienna)